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                                                                    EXHIBIT 23.1


[UHY MANN FRANKFORT STEIN & LIPP LETTERHEAD]



            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this registration Statement on Form S-3 of our report dated March 9, 2005 relating to the financial statements, which appear in Blue Dolphin Energy Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
August 18, 2005